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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

Microsoft Corporation:

We consent to the incorporation by reference in Registration Statement Numbers 33-06335, 33-18381, 33-25575, 33-33695, and 33-37623 (Microsoft Corporation 1981
Stock Option Plan), 33-44302 and 33-51583 (Microsoft Corporation 1991 Stock Option Plan), 33-37622 (Microsoft Corporation 1991 Employee Stock Purchase
Plan), 33-10732 (Microsoft Corporation Savings Plus Plan), 33-36498 (Microsoft Corporation Stock Option Plan for Non-Employee Directors), 33-45617 (Microsoft Corporation Stock Option Plan for Consultants and Advisors), 333-16665 (Microsoft Corporation 1997 Employee Stock Purchase Plan), 333-61729 (Microsoft Corporation 1998 Special Stock Award Program), and 33-06298 of Microsoft Corporation on Forms S-8 and 33-29823, 33-34794, 33-36347, 33-46958, 33-49496,
33-56039, 33-57277, 33-57899, 33-58867, 33-62725, 33-63471, 33-64870, 333-857,
333-1177, 333-2759, 333-5961, 333-8081, 333-12441, 333-17143, 333-18055, 333-
18195, 333-23621, 333-31803,333-37841, 333-41387, 333-43449, 333-45989, 333-
52377, and 333-61507 of Microsoft Corporation on Forms S-3, and 333-26411 of Microsoft Corporation on Form S-4 of our report dated July 17, 1997 (August 1, 1997 as to Acquisition Note) appearing in and incorporated by reference in this Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1998.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Seattle, Washington
September 23, 1998